Exhibit 4.16
Summary of BSA Plans

As at February 28, 2025, six BSA share warrant plans were outstanding: BSA 2015-11, BSA 2015-12, BSA 2017-1, BSA 2018-1, BSA 2024-1, BSA 2024-2, BSA-2025-1 and BSA-2025-2.

Share warrants (bons de souscription d’actions), or BSAs, entitle a holder to exercise the warrant for the underlying vested shares at an exercise price per share determined by our board of directors and at least equal to the fair market value of an ordinary share on the date of grant. In addition to any exercise price payable by a holder upon the exercise of any share warrant, share warrants need to be subscribed for at a price which is determined by the board of directors at the time of the grant.

Administration. Pursuant to delegations granted at our annual meeting, our board of directors determines the recipients, dates of grant and exercise price of share warrants, the number of share warrants to be granted and the terms and conditions of the share warrants, including their exercise period and their vesting period. In its discretion, the board of directors has the authority to extend the exercise period of share warrants post-termination.

Underlying shares. Each BSA 2014-4, each BSA 2014-5, each BSA 2015-11, each BSA 2015-12, each BSA 2017-1, each BSA 2018-1, each BSA-2024-1, each BSA-2024-2, each BSA-2025-1 and each BSA-2025-2 gives the holder the right to purchase one (1) ordinary share. The number of shares to which the exercise of the BSAs entitles the holder has been multiplied by 100 for all BSAs issued prior to the division by 100 of the nominal value of the shares, decided by our general meeting on February 20, 2015.

Allocation. Our BSAs are generally subscribed by officers, directors, employees, consultants or partners of our company. BSAs 2024-1, BSAs 2024-2, BSAs 2025-1 and BSAs 2025-2 may not be transferred. BSAs 2017-1 and BSAs 2018-1 may not be transferred except specific authorization granted by the Board of the Company. BSAs 2014-4 and BSAs 2014-5 may not be transferred save in case (i) the board of directors expressly authorizes such transfer or (ii) of the holder’s death to his/her heirs, who may exercise the exercisable BSAs as of the holder’s death and for a period of 6 months thereafter, failing which the BSAs will become null and void. BSAs 2015-12 may not be transferred save in case (i) the board of directors expressly authorizes such transfer or (ii) of the holder’s death.

Standard terms. The conditions to exercise our BSAs are as follows:

a)The BSAs 2015-11 will be exercisable pro rata to the number of months elapsed from their allocation over a total period of thirty-six (36) months, in one or several occasions. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within ninety (90) days of ceasing to be a member of the Company’s Board of Directors. If they are not exercised within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void.

b)The BSAs 2015-12 will be exercisable pro rata to the number of months elapsed from their allocation over a total period of forty-eight (48) months, in one or several occasions, it being specified that the beneficiary may only exercise the BSAs at the end of a period of one (1) year from their allocation. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within ninety (90) days of ceasing to be a member of the Company’s Scientific Committee. If they are not exercised within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void.

c)The BSAs 2017-1 will be exercisable for one third on the allocation date, for one third on March 18, 2018 and the balance on September 19, 2019, in one or several occasions. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within three (3) months of ceasing to be a member of the Company’s board of directors. If they are not exercised within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void. Additionally, the BSAs will become fully exercisable (i) upon a change of control of the Company, (ii) if the Company is absorbed by another company or (iii) if the Company merges with one or several other companies resulting in the creation of a new entity or (iv) in case of a demerger.

d)The BSAs 2018-1 will be exercisable for one third on the allocation date, for one third on July 22, 2018 and the balance on January 22, 2019, in one or several occasions. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within three (3) months of ceasing to be a member of the Company’s board of directors. If they are not exercised

Exhibit 4.16
within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void. Additionally, the BSAs will become fully exercisable (i) upon a change of control of the Company, (ii) if the Company is absorbed by another company or (iii) if the Company merges with one or several other companies resulting in the creation of a new entity or (iv) in case of a demerger.

e)The BSAs 2024-1 will be exercisable for one fourth on January 1st, 2025, for one fourth on January 1st, 2026, for one fourth on January 1st, 2027 and the balance on January 1st, 2028, in one or several occasions. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within three (3) months of ceasing to be a member of the Company’s board of directors. If they are not exercised within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void. Additionally, the BSAs will become fully exercisable (i) upon a change of control of the Company, (ii) if the Company is absorbed by another company or (iii) if the Company merges with one or several other companies resulting in the creation of a new entity or (iv) in case of a demerger.
f)The BSAs 2024-2 will be exercisable for one fourth on April 1st, 2025, for one fourth on April 1st, 2026, for one fourth on April 1st, 2027 and the balance on April 1st, 2028, in one or several occasions. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within three (3) months of ceasing to be a member of the Company’s board of directors. If they are not exercised within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void. Additionally, the BSAs will become fully exercisable (i) upon a change of control of the Company, (ii) if the Company is absorbed by another company or (iii) if the Company merges with one or several other companies resulting in the creation of a new entity or (iv) in case of a demerger.
g)The BSAs 2025-1 will be exercisable for one fourth on January 1st, 2026, for one fourth on January 1st, 2027, for one fourth on January 1st, 2028 and the balance on January 1st, 2029, in one or several occasions. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within three (3) months of ceasing to be a member of the Company’s board of directors. If they are not exercised within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void. Additionally, the BSAs will become fully exercisable (i) upon a change of control of the Company, (ii) if the Company is absorbed by another company or (iii) if the Company merges with one or several other companies resulting in the creation of a new entity or (iv) in case of a demerger.
h)The BSAs 2025-2 will be exercisable for one fourth on January 1st, 2026, for one fourth on January 1st, 2027, for one fourth on January 1st, 2028 and the balance on January 1st, 2029, in one or several occasions. In any event, except in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs must be exercised by the holder within three (3) months of ceasing to be a member of the Company’s board of directors. If they are not exercised within this period or in the event of dismissal for serious misconduct or gross negligence, the exercisable BSAs will become null and void. Additionally, the BSAs will become fully exercisable (i) upon a change of control of the Company, (ii) if the Company is absorbed by another company or (iii) if the Company merges with one or several other companies resulting in the creation of a new entity or (iv) in case of a demerger.

Validity period. All BSAs have a maximum validity period of 10 years as from their issuance.